EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THIRD QUARTER ENDED SEPTEMBER 30, 2025

Tyler, Texas (October 24, 2025) Southside Bancshares, Inc. (“Southside” or the “Company”) (NYSE: SBSI) today reported its financial results for the quarter ended September 30, 2025.
“During the third quarter, we restructured a portion of our available for sale (“AFS”) securities portfolio to enhance future earnings by selling approximately $325 million of primarily lower yielding long duration municipal securities and, to a lesser extent, mortgage-backed securities (“MBS”), with a combined taxable equivalent yield of approximately 3.28% at a loss of $24.4 million,” stated Lee R. Gibson, Chief Executive Officer of Southside. “The majority of the sales occurred during September. The proceeds from the sale of these securities funded a portion of the loan growth during the quarter with the balance reinvested in US Agency MBS pools and Texas municipal securities. As previously disclosed, we issued $150.0 million of our subordinated debt at 7.00% fixed to floating rate notes during August. Linked quarter, net interest income increased $1.45 million and our net interest margin decreased one basis point to 2.94% due to the $150.0 million issuance of subordinated debt during the quarter. Linked quarter, total loans increased $163.4 million, with $81.0 million of this growth occurring on September 30, 2025.”
Operating Results for the Three Months Ended September 30, 2025
Net income was $4.9 million for the three months ended September 30, 2025, compared to $20.5 million for the same period in 2024, a decrease of $15.6 million, or 76.1%. Earnings per diluted common share were $0.16 for the three months ended September 30, 2025, compared to $0.68 for the same period in 2024, a decrease of $0.52, or 76.5%. The decrease in net income was driven by the net loss on sale of AFS securities and, to a lesser extent, an increase in noninterest expense, partially offset by increases in several noninterest income categories, decreases in income tax expense and provision for credit losses and an increase in net interest income. For the three months ended September 30, 2025, we had a $24.4 million net loss on sale of AFS securities, compared to a net loss of $1.9 million for the same period in 2024. Annualized returns on average assets and average shareholders’ equity for the three months ended September 30, 2025 were 0.23% and 2.40%, respectively, compared to 0.98% and 10.13%, respectively, for the three months ended September 30, 2024. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 54.87% and 52.99%, respectively, for the three months ended September 30, 2025, compared to 53.94% and 51.90%, respectively, for the three months ended September 30, 2024, and 55.67% and 53.70%, respectively, for the three months ended June 30, 2025.
Net interest income for the three months ended September 30, 2025 was $55.7 million, an increase of $0.3 million, or 0.5%, compared to the same period in 2024. The increase in net interest income was due to the decrease in the average rate paid on our interest bearing liabilities and the increase in the average balance of our interest earning assets, partially offset by the decrease in the average yield of our interest earning assets. Linked quarter, net interest income increased $1.5 million, or 2.7%, compared to $54.3 million for the three months ended June 30, 2025, due to increases in the average balance of and the average yield on our interest earning assets, partially offset by increases in the average balance of and average rate paid on our interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) decreased to 2.81% and 2.94%, respectively, for the three months ended September 30, 2025, compared to 2.82% and 2.95%, respectively, for both the three-month periods ended September 30, 2024 and June 30, 2025.
Noninterest income, excluding the net losses on the AFS securities, was $12.4 million and $10.1 million for the three months ended September 30, 2025 and 2024, respectively, an increase of $2.3 million, or 22.8%. The increase was due to increases in other noninterest income and trust fees. On a linked quarter basis, noninterest income, excluding the net losses on the AFS securities increased $0.3 million, or 2.1%, compared to the three months ended June 30, 2025, due primarily to the increase in trust fees during the three months ended September 30, 2025.
Noninterest expense increased $1.2 million, or 3.3%, to $37.5 million for the three months ended September 30, 2025, compared to $36.3 million for the same period in 2024, primarily due to increases in salaries and employee benefits expense, other noninterest expense and professional fees. On a linked quarter basis, noninterest expense decreased by $1.7 million, or 4.4%, compared to the three months ended June 30, 2025, due to a decrease in other noninterest expense, partially offset by an increase in salaries and employee benefits expense. The decrease in other noninterest expense was primarily due to a one-time charge of $1.2 million on the demolition of an old branch facility following completion of the new branch during the three months ended June 30, 2025.

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Income tax expense decreased $4.2 million, or 95.7%, for the three months ended September 30, 2025, compared to the same period in 2024. On a linked quarter basis, income tax expense decreased $4.5 million, or 96.0%. Our effective tax rate (“ETR”) decreased to 3.7% for the three months ended September 30, 2025, compared to 17.6% for the three months ended September 30, 2024, and decreased from 17.8% for the three months ended June 30, 2025. The lower ETR for the three months ended September 30, 2025 compared to the same period in 2024, was primarily due to the impact of the net loss on the sale of AFS securities of $24.4 million recorded during the third quarter of 2025 on our tax-exempt income as a percentage of pre-tax income as well as a decrease in state income tax expense.
Operating Results for the Nine Months Ended September 30, 2025
Net income was $48.2 million for the nine months ended September 30, 2025, compared to $66.7 million for the same period in 2024, a decrease of $18.5 million, or 27.7%. Earnings per diluted common share were $1.59 for the nine months ended September 30, 2025, compared to $2.20 for the same period in 2024, a decrease of $0.61, or 27.7%. The decrease in net income was driven by the net loss on the sale of AFS securities and, to a lesser extent, increases in noninterest expense and provision for credit losses, partially offset by increases in several noninterest income categories, decreases in income tax expense and an increase in net interest income. For the nine months ended September 30, 2025, we had a $24.9 million net loss on sale of AFS securities, compared to a net loss of $2.5 million for the same period in 2024. Returns on average assets and average shareholders’ equity for the nine months ended September 30, 2025 were 0.77% and 7.89%, respectively, compared to 1.06% and 11.19%, respectively, for the nine months ended September 30, 2024. Our efficiency ratio and tax-equivalent efficiency ratio(1) were 55.84% and 53.89%, respectively, for the nine months ended September 30, 2025, compared to 55.56% and 53.35%, respectively, for the nine months ended September 30, 2024.
Net interest income was $163.8 million for the nine months ended September 30, 2025, compared to $162.4 million for the same period in 2024, an increase of $1.4 million, or 0.9%, due to decreases in the average rate paid on and average balance of our interest bearing liabilities and a change in the mix of our interest earning assets, partially offset by the decrease in the average yield of interest earning assets.
Our net interest margin and tax-equivalent net interest margin(1) increased to 2.79% and 2.92%, respectively, for the nine months ended September 30, 2025, compared to 2.76% and 2.90%, respectively, for the same period in 2024.
Noninterest income, excluding the net losses on sale of AFS securities, was $35.3 million and $32.0 million, respectively, for the nine months ended September 30, 2025 and 2024, an increase of $3.4 million, or 10.5%. The increase was primarily due to an increase in other noninterest income and trust fees, partially offset by a decrease in BOLI income.
Noninterest expense was $113.9 million for the nine months ended September 30, 2025, compared to $109.0 million for the same period in 2024, an increase of $4.9 million, or 4.5%. The increase was primarily due to increases in other noninterest expense and professional fees.
Income tax expense decreased $4.6 million, or 32.3%, for the nine months ended September 30, 2025, compared to the same period in 2024. Our ETR was approximately 16.6% and 17.6% for the nine months ended September 30, 2025 and 2024, respectively. The lower ETR for the nine months ended September 30, 2025, as compared to the same period in 2024, was primarily due to the impact of the net loss on the sale of AFS securities of $24.4 million recorded during the third quarter of 2025 on our tax-exempt income as a percentage of pre-tax income as well as a decrease in state income tax expense.
Balance Sheet Data
At September 30, 2025, Southside had $8.38 billion in total assets, compared to $8.52 billion at December 31, 2024 and $8.36 billion at September 30, 2024.
Loans at September 30, 2025 were $4.77 billion, an increase of $187.2 million, or 4.1%, compared to $4.58 billion at September 30, 2024. Linked quarter, loans increased $163.4 million, or 3.5%, due to increases of $82.6 million in commercial real estate loans, $49.3 million in commercial loans and $49.1 million in construction loans. These increases were partially offset by decreases of $10.4 million in municipal loans, $6.0 million in 1-4 family residential loans and $1.3 million in loans to individuals.
Securities at September 30, 2025 were $2.56 billion, a decrease of $141.0 million, or 5.2%, compared to $2.70 billion at September 30, 2024. Linked quarter, securities decreased $174.2 million, or 6.4%, from $2.73 billion at June 30, 2025.
Deposits at September 30, 2025 were $6.96 billion, an increase of $525.9 million, or 8.2%, compared to $6.44 billion at September 30, 2024. Linked quarter, deposits increased $329.6 million, or 5.0%, from $6.63 billion at June 30, 2025.
At September 30, 2025, we had 179,097 total deposit accounts with an average balance of $34,000. Our estimated uninsured deposits were 36.9% of total deposits as of September 30, 2025. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 21.7% as of September 30, 2025. Our noninterest bearing deposits represent approximately 20.3% of total deposits. Linked quarter, our cost
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of interest bearing deposits remained at 2.82%. Linked quarter, our cost of total deposits decreased one basis point from 2.26% in the prior quarter to 2.25%.
Our cost of interest bearing deposits decreased 16 basis points, from 2.99% for the nine months ended September 30, 2024, to 2.83% for the nine months ended September 30, 2025. Our cost of total deposits decreased 11 basis points, from 2.37% for the nine months ended September 30, 2024, to 2.26% for the nine months ended September 30, 2025.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the third quarter ended September 30, 2025, we repurchased 26,692 shares of the Company’s common stock at an average price of $30.24 per share, pursuant to our Stock Repurchase Plan (the “Plan”). On October 16, 2025, the Board of the Company increased its authorization under the Company’s current Plan by 1.0 million shares, for a total authorization to repurchase up to 2.0 million shares of the Company’s common stock from time to time. Under the Plan, previously approved on July 20, 2023, the Company has repurchased approximately 868,000 shares at an average price per share of $28.43, resulting in approximately 1.1 million shares remaining. Repurchases of our outstanding common stock may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Plan and may modify, suspend or discontinue the Plan at any time. We have not purchased any common stock pursuant to the Plan subsequent to September 30, 2025.
As of September 30, 2025, our total available contingent liquidity, net of current outstanding borrowings, was $2.77 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at September 30, 2025 were $35.6 million, or 0.42% of total assets, an increase of $2.7 million, or 8.2%, from $32.9 million at June 30, 2025, due primarily to an increase of $3.0 million in nonaccrual loans. The increase in nonaccrual loans compared to June 30, 2025 included a $1.9 million increase in commercial loans and a $1.1 million increase in commercial real estate loans. Nonperforming assets increased $28.0 million, or 365.1%, compared to $7.7 million, or 0.09% of total assets, at September 30, 2024, due primarily to an increase of $27.5 million in restructured loans. The increase in restructured loans was due to the extension of maturity in the first quarter of 2025 on a $27.5 million commercial real estate loan to allow for an extended lease up period.
The allowance for loan losses totaled $45.3 million, or 0.95% of total loans, at September 30, 2025, compared to $44.4 million, or 0.97% of total loans, at June 30, 2025. The allowance for loan losses was $44.3 million, or 0.97% of total loans, at September 30, 2024. The decrease in allowance as a percentage of total loans compared to September 30, 2024 was primarily due to an improved commercial real estate forecast in the CECL model.
For the three months ended September 30, 2025, we recorded a provision for credit losses for loans of $1.7 million, compared to $2.3 million and $0.7 million for the three months ended September 30, 2024 and June 30, 2025, respectively. Net charge-offs were $0.8 million for the three months ended September 30, 2025, compared to net charge-offs of $0.4 million and $0.9 million for the three months ended September 30, 2024 and June 30, 2025, respectively. Net charge-offs were $2.0 million for the nine months ended September 30, 2025, compared to net charge-offs of $1.0 million for the nine months ended September 30, 2024.
We recorded a reversal of provision for credit losses on off-balance-sheet credit exposures of $0.6 million for the three months ended September 30, 2025, compared to a provision for losses on off-balance-sheet credit exposures of $0.1 million and a reversal of provision of $19,000 for the three months ended September 30, 2024 and June 30, 2025, respectively. We recorded a provision for losses on off-balance-sheet credit exposures of $8,000 for the nine months ended September 30, 2025, compared to a reversal of provision for credit losses on off-balance-sheet credit exposures of $0.6 million for the nine months ended September 30, 2024. The balance of the allowance for off-balance-sheet credit exposures was $3.1 million and $3.3 million at September 30, 2025 and 2024, respectively, and is included in other liabilities.
Dividend
Southside Bancshares, Inc. declared a third quarter cash dividend of $0.36 per share on August 7, 2025, which was paid on September 4, 2025, to all shareholders of record as of August 21, 2025.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its third quarter ended September 30, 2025 financial results on Friday, October 24, 2025 at 11:00 a.m. CDT. The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://registrations.events/direct/Q4I3408089094 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe that this measure is the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $8.38 billion in assets as of September 30, 2025, that owns 100% of Southside Bank. Southside Bank currently has 53 branches in Texas and operates a network of 70 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts. Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions. Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates and our expectations regarding rate changes, tax reform, inflation, tariffs, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. Accordingly, our results could materially differ from those that have been estimated. The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include general economic conditions in our markets, including the ongoing impact of higher inflation levels, interest rate fluctuations, including the impact of changes in interest rates on our financial projections, models and guidance, as well as the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment and increasing insurance costs, as well as the financial stress to borrowers as a result of the foregoing, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, and our ability to manage liquidity in a rapidly changing and unpredictable market.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2025			2024
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
ASSETS
Cash and due from banks	$90,519	$109,669	$103,359	$91,409	$130,147
Interest earning deposits	365,263	260,357	293,364	281,945	333,825
Federal funds sold	11,130	20,069	34,248	52,807	22,325
Securities available for sale, at estimated fair value	1,292,431	1,457,124	1,457,939	1,533,894	1,408,437
Securities held to maturity, at net carrying value	1,263,401	1,272,906	1,278,330	1,279,234	1,288,403
Total securities	2,555,832	2,730,030	2,736,269	2,813,128	2,696,840
Federal Home Loan Bank stock, at cost	9,359	24,384	34,208	33,818	40,291
Loans held for sale	497	428	903	1,946	768
Loans	4,765,289	4,601,933	4,567,239	4,661,597	4,578,048
Less: Allowance for loan losses	(45,294)	(44,421)	(44,623)	(44,884)	(44,276)
Net loans	4,719,995	4,557,512	4,522,616	4,616,713	4,533,772
Premises & equipment, net	147,187	147,263	142,245	141,648	138,811
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	1,161	1,333	1,531	1,754	2,003
Bank owned life insurance	139,697	138,826	137,962	138,313	137,489
Other assets	141,404	148,979	135,479	142,851	124,876
Total assets	$8,383,160	$8,339,966	$8,343,300	$8,517,448	$8,362,263

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,411,764	$1,368,453	$1,379,641	$1,357,152	$1,377,022
Interest bearing deposits	5,549,823	5,263,511	5,211,210	5,297,096	5,058,680
Total deposits	6,961,587	6,631,964	6,590,851	6,654,248	6,435,702
Other borrowings and Federal Home Loan Bank borrowings	200,706	611,367	691,417	808,352	865,856
Subordinated notes, net of unamortized debt issuance costs	239,601	92,115	92,078	92,042	92,006
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,278	60,277	60,276	60,274	60,273
Other liabilities	86,138	137,043	92,055	90,590	103,172
Total liabilities	7,548,310	7,532,766	7,526,677	7,705,506	7,557,009
Shareholders' equity	834,850	807,200	816,623	811,942	805,254
Total liabilities and shareholders' equity	$8,383,160	$8,339,966	$8,343,300	$8,517,448	$8,362,263

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2025			2024
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Income Statement:
Total interest and dividend income	$101,896	$98,562	$100,288	$101,689	$105,703
Total interest expense	46,178	44,296	46,436	47,982	50,239
Net interest income	55,718	54,266	53,852	53,707	55,464
Provision for (reversal of) credit losses	1,092	622	758	1,384	2,389
Net interest income after provision for (reversal of) credit losses	54,626	53,644	53,094	52,323	53,075
Noninterest income
Deposit services	6,069	6,125	5,829	6,084	6,199
Net gain (loss) on sale of securities available for sale	(24,395)	—	(554)	—	(1,929)
Gain (loss) on sale of loans	164	99	55	138	115
Trust fees	2,081	1,879	1,765	1,773	1,628
Bank owned life insurance	871	833	799	848	857
Brokerage services	1,172	1,219	1,120	1,054	1,068
Other	2,048	1,990	1,209	2,384	233
Total noninterest income (loss)	(11,990)	12,145	10,223	12,281	8,171
Noninterest expense
Salaries and employee benefits	22,803	22,272	22,382	22,960	22,233
Net occupancy	3,761	3,621	3,404	3,629	3,613
Advertising, travel & entertainment	907	950	924	884	734
ATM expense	444	405	378	378	412
Professional fees	1,451	1,401	1,520	1,645	1,206
Software and data processing	2,770	3,027	2,839	2,931	2,951
Communications	321	342	383	320	423
FDIC insurance	920	955	947	931	939
Amortization of intangibles	172	198	223	249	278
Other	3,985	6,086	4,089	4,232	3,543
Total noninterest expense	37,534	39,257	37,089	38,159	36,332
Income before income tax expense	5,102	26,532	26,228	26,445	24,914
Income tax expense	189	4,719	4,721	4,659	4,390
Net income	$4,913	$21,813	$21,507	$21,786	$20,524

Common Share Data:
Weighted-average basic shares outstanding	30,067	30,234	30,390	30,343	30,286
Weighted-average diluted shares outstanding	30,135	30,308	30,483	30,459	30,370
Common shares outstanding end of period	30,066	30,082	30,410	30,379	30,308
Earnings per common share
Basic	$0.16	$0.72	$0.71	$0.72	$0.68
Diluted	0.16	0.72	0.71	0.71	0.68
Book value per common share	27.77	26.83	26.85	26.73	26.57
Tangible book value per common share	21.04	20.10	20.19	20.05	19.87
Cash dividends paid per common share	0.36	0.36	0.36	0.36	0.36

Selected Performance Ratios:
Return on average assets	0.23%	1.07%	1.03%	1.03%	0.98%
Return on average shareholders’ equity	2.40	10.73	10.57	10.54	10.13
Return on average tangible common equity (1)	3.28	14.38	14.14	14.12	13.69
Average yield on earning assets (FTE) (1)	5.27	5.25	5.23	5.24	5.51
Average rate on interest bearing liabilities	3.01	2.98	3.03	3.12	3.28
Net interest margin (FTE) (1)	2.94	2.95	2.86	2.83	2.95
Net interest spread (FTE) (1)	2.26	2.27	2.20	2.12	2.23
Average earning assets to average interest bearing liabilities	129.13	129.33	128.10	129.55	128.51
Noninterest expense to average total assets	1.78	1.92	1.78	1.80	1.73
Efficiency ratio (FTE) (1)	52.99	53.70	55.04	54.00	51.90
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2025			2024
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Nonperforming Assets:	$35,608	$32,909	$32,193	$3,589	$7,656
Nonaccrual loans	7,955	4,998	4,254	3,185	7,254
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans	27,501	27,512	27,505	2	—
Other real estate owned	128	380	388	388	388
Repossessed assets	24	19	46	14	14

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.17%	0.11%	0.09%	0.07%	0.16%
Ratio of nonperforming assets to:
Total assets	0.42	0.39	0.39	0.04	0.09
Total loans	0.75	0.72	0.70	0.08	0.17
Total loans and OREO	0.75	0.72	0.70	0.08	0.17
Ratio of allowance for loan losses to:
Nonaccruing loans	569.38	888.78	1,048.97	1,409.23	610.37
Nonperforming assets	127.20	134.98	138.61	1,250.60	578.32
Total loans	0.95	0.97	0.98	0.96	0.97
Net charge-offs (recoveries) to average loans outstanding	0.07	0.08	0.03	0.08	0.04

Capital Ratios:
Shareholders’ equity to total assets	9.96	9.68	9.79	9.53	9.63
Common equity tier 1 capital	12.97	13.36	13.44	13.04	13.07
Tier 1 risk-based capital	13.99	14.41	14.49	14.07	14.12
Total risk-based capital	19.01	16.91	17.01	16.49	16.59
Tier 1 leverage capital	9.78	10.03	9.73	9.67	9.61
Period end tangible equity to period end tangible assets (1)	7.73	7.43	7.54	7.33	7.38
Average shareholders’ equity to average total assets	9.72	9.94	9.75	9.76	9.67

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2025			2024
Loan Portfolio Composition	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Real Estate Loans:
Construction	$519,528	$470,380	$458,101	$537,827	$585,817
1-4 Family Residential	730,061	736,108	741,432	740,396	755,406
Commercial	2,688,712	2,606,072	2,577,229	2,579,735	2,422,612
Commercial Loans	429,952	380,612	371,643	363,167	358,854
Municipal Loans	353,324	363,746	371,271	390,968	402,041
Loans to Individuals	43,712	45,015	47,563	49,504	53,318
Total Loans	$4,765,289	$4,601,933	$4,567,239	$4,661,597	$4,578,048

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$55	$64	$—	$—	$—
Provision for (reversal of) securities held to maturity	—	(9)	64	—	—
Balance at end of period	$55	$55	$64	$—	$—

Allowance for Loan Losses
Balance at beginning of period	$44,421	$44,623	$44,884	$44,276	$42,407
Loans charged-off	(1,335)	(1,194)	(613)	(1,232)	(773)
Recoveries of loans charged-off	491	342	310	277	365
Net loans (charged-off) recovered	(844)	(852)	(303)	(955)	(408)
Provision for (reversal of) loan losses	1,717	650	42	1,563	2,277
Balance at end of period	$45,294	$44,421	$44,623	$44,884	$44,276

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,774	$3,793	$3,141	$3,320	$3,208
Provision for (reversal of) off-balance-sheet credit exposures	(625)	(19)	652	(179)	112
Balance at end of period	$3,149	$3,774	$3,793	$3,141	$3,320
Total Allowance for Credit Losses	$48,498	$48,250	$48,480	$48,025	$47,596
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2025	2024
Income Statement:
Total interest and dividend income	$300,746	$312,647
Total interest expense	136,910	150,227
Net interest income	163,836	162,420
Provision for (reversal of) credit losses	2,472	1,962
Net interest income after provision for (reversal of) credit losses	161,364	160,458
Noninterest income
Deposit services	18,023	18,341
Net gain (loss) on sale of securities available for sale	(24,949)	(2,510)
Gain (loss) on sale of loans	318	(101)
Trust fees	5,725	4,420
Bank owned life insurance	2,503	3,408
Brokerage services	3,511	3,163
Other	5,247	2,731
Total noninterest income (loss)	10,378	29,452
Noninterest expense
Salaries and employee benefits	67,457	67,330
Net occupancy	10,786	10,725
Advertising, travel & entertainment	2,781	2,479
ATM expense	1,227	1,105
Professional fees	4,372	3,435
Software and data processing	8,636	8,667
Communications	1,046	1,282
FDIC insurance	2,822	2,859
Amortization of intangibles	593	922
Other	14,160	10,174
Total noninterest expense	113,880	108,978
Income before income tax expense	57,862	80,932
Income tax expense	9,629	14,224
Net income	$48,233	$66,708
Common Share Data:
Weighted-average basic shares outstanding	30,229	30,276
Weighted-average diluted shares outstanding	30,316	30,332
Common shares outstanding end of period	30,066	30,308
Earnings per common share
Basic	$1.59	$2.20
Diluted	1.59	2.20
Book value per common share	27.77	26.57
Tangible book value per common share	21.04	19.87
Cash dividends paid per common share	1.08	1.08

Selected Performance Ratios:
Return on average assets	0.77%	1.06%
Return on average shareholders’ equity	7.89	11.19
Return on average tangible common equity (1)	10.59	15.20
Average yield on earning assets (FTE) (1)	5.25	5.45
Average rate on interest bearing liabilities	3.01	3.27
Net interest margin (FTE) (1)	2.92	2.90
Net interest spread (FTE) (1)	2.24	2.18
Average earning assets to average interest bearing liabilities	128.85	128.28
Noninterest expense to average total assets	1.83	1.74
Efficiency ratio (FTE) (1)	53.89	53.35
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2025	2024
Nonperforming Assets:	$35,608	$7,656
Nonaccrual loans	7,955	7,254
Accruing loans past due more than 90 days	—	—
Restructured loans	27,501	—
Other real estate owned	128	388
Repossessed assets	24	14

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.17%	0.16%
Ratio of nonperforming assets to:
Total assets	0.42	0.09
Total loans	0.75	0.17
Total loans and OREO	0.75	0.17
Ratio of allowance for loan losses to:
Nonaccruing loans	569.38	610.37
Nonperforming assets	127.20	578.32
Total loans	0.95	0.97
Net charge-offs (recoveries) to average loans outstanding	0.06	0.03

Capital Ratios:
Shareholders’ equity to total assets	9.96	9.63
Common equity tier 1 capital	12.97	13.07
Tier 1 risk-based capital	13.99	14.12
Total risk-based capital	19.01	16.59
Tier 1 leverage capital	9.78	9.61
Period end tangible equity to period end tangible assets (1)	7.73	7.38
Average shareholders’ equity to average total assets	9.80	9.51

(1) Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
Loan Portfolio Composition	2025	2024
Real Estate Loans:
Construction	$519,528	$585,817
1-4 Family Residential	730,061	755,406
Commercial	2,688,712	2,422,612
Commercial Loans	429,952	358,854
Municipal Loans	353,324	402,041
Loans to Individuals	43,712	53,318
Total Loans	$4,765,289	$4,578,048

Summary of Changes in Allowances:
Allowance for Securities Held to Maturity
Balance at beginning of period	$—	$—
Provision for (reversal of) securities held to maturity	55	—
Balance at end of period	$55	$—

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$44,884	$42,674
Loans charged-off	(3,142)	(2,128)
Recoveries of loans charged-off	1,143	1,156
Net loans (charged-off) recovered	(1,999)	(972)
Provision for (reversal of) loan losses	2,409	2,574
Balance at end of period	$45,294	$44,276

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,141	$3,932
Provision for (reversal of) off-balance-sheet credit exposures	8	(612)
Balance at end of period	$3,149	$3,320
Total Allowance for Credit Losses	$48,498	$47,596
Page-12

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	September 30, 2025			June 30, 2025
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,640,220	$70,240	6.01%	$4,519,668	$67,798	6.02%
Loans held for sale	776	12	6.14%	1,108	16	5.79%
Securities:
Taxable investment securities (2)	669,712	5,578	3.30%	735,669	6,205	3.38%
Tax-exempt investment securities (2)	1,094,978	10,097	3.66%	1,130,903	10,351	3.67%
Mortgage-backed and related securities (2)	1,058,860	14,174	5.31%	1,003,887	13,040	5.21%
Total securities	2,823,550	29,849	4.19%	2,870,459	29,596	4.14%
Federal Home Loan Bank stock, at cost, and equity investments	37,937	374	3.91%	31,169	524	6.74%
Interest earning deposits	334,523	3,631	4.31%	259,617	2,753	4.25%
Federal funds sold	17,546	195	4.41%	27,778	308	4.45%
Total earning assets	7,854,552	104,301	5.27%	7,709,799	100,995	5.25%
Cash and due from banks	87,815			84,419
Accrued interest and other assets	455,884			452,573
Less: Allowance for loan losses	(44,476)			(44,747)
Total assets	$8,353,775			$8,202,044
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$618,059	1,772	1.14%	$596,125	1,451	0.98%
Certificates of deposit	1,505,292	15,752	4.15%	1,407,017	14,905	4.25%
Interest bearing demand accounts	3,320,993	21,234	2.54%	3,311,330	21,071	2.55%
Total interest bearing deposits	5,444,344	38,758	2.82%	5,314,472	37,427	2.82%
Federal Home Loan Bank borrowings	298,138	2,847	3.79%	394,119	3,721	3.79%
Subordinated notes, net of unamortized debt issuance costs	169,196	2,319	5.44%	92,097	935	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,277	1,025	6.75%	60,276	1,015	6.75%
Repurchase agreements	75,207	662	3.49%	72,295	634	3.52%
Other borrowings	35,544	567	6.33%	28,022	564	8.07%
Total interest bearing liabilities	6,082,706	46,178	3.01%	5,961,281	44,296	2.98%
Noninterest bearing deposits	1,375,075			1,339,463
Accrued expenses and other liabilities	83,601			85,827
Total liabilities	7,541,382			7,386,571
Shareholders’ equity	812,393			815,473
Total liabilities and shareholders’ equity	$8,353,775			$8,202,044
Net interest income (FTE)		$58,123			$56,699
Net interest margin (FTE)			2.94%			2.95%
Net interest spread (FTE)			2.26%			2.27%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of September 30, 2025 and June 30, 2025, loans totaling $8.0 million and $5.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2025			December 31, 2024
	Average Balance	Interest	Average Yield/Rate (3)	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,625,902	$68,160	5.98%	$4,604,175	$70,155	6.06%
Loans held for sale	752	11	5.93%	1,562	23	5.86%
Securities:
Taxable investment securities (2)	749,155	6,363	3.44%	784,321	6,949	3.52%
Tax-exempt investment securities (2)	1,134,590	10,253	3.66%	1,138,271	10,793	3.77%
Mortgage-backed and related securities (2)	1,041,038	13,523	5.27%	1,031,187	12,043	4.65%
Total securities	2,924,783	30,139	4.18%	2,953,779	29,785	4.01%
Federal Home Loan Bank stock, at cost, and equity investments	43,285	483	4.53%	37,078	591	6.34%
Interest earning deposits	319,889	3,370	4.27%	273,656	3,160	4.59%
Federal funds sold	43,813	478	4.42%	43,121	508	4.69%
Total earning assets	7,958,424	102,641	5.23%	7,913,371	104,222	5.24%
Cash and due from banks	89,703			102,914
Accrued interest and other assets	457,948			454,387
Less: Allowance for loan losses	(45,105)			(44,418)
Total assets	$8,460,970			$8,426,254
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$593,953	1,429	0.98%	$594,196	1,456	0.97%
Certificates of deposit	1,336,815	14,406	4.37%	1,187,800	13,537	4.53%
Interest bearing demand accounts	3,406,342	21,412	2.55%	3,459,122	23,468	2.70%
Total interest bearing deposits	5,337,110	37,247	2.83%	5,241,118	38,461	2.92%
Federal Home Loan Bank borrowings	614,897	5,837	3.85%	572,993	5,557	3.86%
Subordinated notes, net of unamortized debt issuance costs	92,060	932	4.11%	92,024	945	4.09%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,275	1,014	6.82%	60,274	1,095	7.23%
Repurchase agreements	75,291	666	3.59%	80,891	782	3.85%
Other borrowings	33,061	740	9.08%	61,196	1,142	7.42%
Total interest bearing liabilities	6,212,694	46,436	3.03%	6,108,496	47,982	3.12%
Noninterest bearing deposits	1,334,933			1,383,204
Accrued expenses and other liabilities	88,450			112,320
Total liabilities	7,636,077			7,604,020
Shareholders’ equity	824,893			822,234
Total liabilities and shareholders’ equity	$8,460,970			$8,426,254
Net interest income (FTE)		$56,205			$56,240
Net interest margin (FTE)			2.86%			2.83%
Net interest spread (FTE)			2.20%			2.12%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of March 31, 2025 and December 31, 2024, loans totaling $4.3 million and $3.2 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2024
	Average Balance	Interest	Average Yield/Rate (3)
ASSETS
Loans (1)	$4,613,028	$72,493	6.25%
Loans held for sale	871	11	5.02%
Securities:
Taxable investment securities (2)	791,914	7,150	3.59%
Tax-exempt investment securities (2)	1,174,445	11,825	4.01%
Mortgage-backed and related securities (2)	886,325	11,976	5.38%
Total securities	2,852,684	30,951	4.32%
Federal Home Loan Bank stock, at cost, and equity investments	41,159	582	5.63%
Interest earning deposits	281,313	3,798	5.37%
Federal funds sold	33,971	488	5.71%
Total earning assets	7,823,026	108,323	5.51%
Cash and due from banks	100,578
Accrued interest and other assets	455,091
Less: Allowance for loan losses	(42,581)
Total assets	$8,336,114
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$598,116	1,490	0.99%
Certificates of deposit	1,087,613	12,647	4.63%
Interest bearing demand accounts	3,409,911	24,395	2.85%
Total interest bearing deposits	5,095,640	38,532	3.01%
Federal Home Loan Bank borrowings	618,708	6,488	4.17%
Subordinated notes, net of unamortized debt issuance costs	91,988	937	4.05%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,273	1,180	7.79%
Repurchase agreements	83,297	899	4.29%
Other borrowings	137,482	2,203	6.37%
Total interest bearing liabilities	6,087,388	50,239	3.28%
Noninterest bearing deposits	1,344,165
Accrued expenses and other liabilities	98,331
Total liabilities	7,529,884
Shareholders’ equity	806,230
Total liabilities and shareholders’ equity	$8,336,114
Net interest income (FTE)		$58,084
Net interest margin (FTE)			2.95%
Net interest spread (FTE)			2.23%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities do not include unrealized gains and losses on AFS securities.
(3)Yield/rate includes the impact of applicable derivatives.

Note: As of September 30, 2024, loans totaling $7.3 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,595,316	$206,198	6.00%	$4,589,621	$211,635	6.16%
Loans held for sale	879	39	5.93%	3,721	53	1.90%
Securities:
Taxable investment securities (2)	717,887	18,146	3.38%	785,422	21,126	3.59%
Tax-exempt investment securities (2)	1,120,012	30,701	3.66%	1,237,884	37,754	4.07%
Mortgage-backed and related securities (2)	1,034,660	40,737	5.26%	827,396	33,179	5.36%
Total securities	2,872,559	89,584	4.17%	2,850,702	92,059	4.31%
Federal Home Loan Bank stock, at cost, and equity investments	37,444	1,381	4.93%	40,565	1,488	4.90%
Interest earning deposits	304,730	9,754	4.28%	320,371	13,105	5.46%
Federal funds sold	29,616	981	4.43%	57,265	2,347	5.47%
Total earning assets	7,840,544	307,937	5.25%	7,862,245	320,687	5.45%
Cash and due from banks	87,305			108,325
Accrued interest and other assets	455,402			440,340
Less: Allowance for loan losses	(44,774)			(43,096)
Total assets	$8,338,477			$8,367,814
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$602,800	4,652	1.03%	$602,450	4,368	0.97%
Certificates of deposit	1,416,992	45,063	4.25%	1,016,812	34,618	4.55%
Interest bearing demand accounts	3,345,909	63,717	2.55%	3,518,906	76,210	2.89%
Total interest bearing deposits	5,365,701	113,432	2.83%	5,138,168	115,196	2.99%
Federal Home Loan Bank borrowings	434,558	12,405	3.82%	610,893	18,893	4.13%
Subordinated notes, net of unamortized debt issuance costs	118,067	4,186	4.74%	92,631	2,829	4.08%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,276	3,054	6.77%	60,271	3,526	7.81%
Repurchase agreements	74,264	1,962	3.53%	87,811	2,821	4.29%
Other borrowings	32,218	1,871	7.76%	139,306	6,962	6.68%
Total interest bearing liabilities	6,085,084	136,910	3.01%	6,129,080	150,227	3.27%
Noninterest bearing deposits	1,349,971			1,342,945
Accrued expenses and other liabilities	85,882			99,758
Total liabilities	7,520,937			7,571,783
Shareholders’ equity	817,540			796,031
Total liabilities and shareholders’ equity	$8,338,477			$8,367,814
Net interest income (FTE)		$171,027			$170,460
Net interest margin (FTE)			2.92%			2.90%
Net interest spread (FTE)			2.24%			2.18%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2025 and 2024, loans totaling $8.0 million and $7.3 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-16

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Nine Months Ended
	2025			2024		2025	2024
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$4,913	$21,813	$21,507	$21,786	$20,524	$48,233	$66,708
After-tax amortization expense	136	157	176	196	220	469	728
Adjusted net income available to common shareholders	$5,049	$21,970	$21,683	$21,982	$20,744	$48,702	$67,436

Average shareholders' equity	$812,393	$815,473	$824,893	$822,234	$806,230	$817,540	$796,031
Less: Average intangibles for the period	(202,380)	(202,569)	(202,784)	(203,020)	(203,288)	(202,576)	(203,592)
Average tangible shareholders' equity	$610,013	$612,904	$622,109	$619,214	$602,942	$614,964	$592,439

Return on average tangible common equity	3.28%	14.38%	14.14%	14.12%	13.69%	10.59%	15.20%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$834,850	$807,200	$816,623	$811,942	$805,254	$834,850	$805,254
Less: Intangible assets at end of period	(202,277)	(202,449)	(202,647)	(202,870)	(203,119)	(202,277)	(203,119)
Tangible common shareholders' equity at end of period	$632,573	$604,751	$613,976	$609,072	$602,135	$632,573	$602,135

Total assets at end of period	$8,383,160	$8,339,966	$8,343,300	$8,517,448	$8,362,263	$8,383,160	$8,362,263
Less: Intangible assets at end of period	(202,277)	(202,449)	(202,647)	(202,870)	(203,119)	(202,277)	(203,119)
Tangible assets at end of period	$8,180,883	$8,137,517	$8,140,653	$8,314,578	$8,159,144	$8,180,883	$8,159,144

Period end tangible equity to period end tangible assets	7.73%	7.43%	7.54%	7.33%	7.38%	7.73%	7.38%

Common shares outstanding end of period	30,066	30,082	30,410	30,379	30,308	30,066	30,308
Tangible book value per common share	$21.04	$20.10	$20.19	$20.05	$19.87	$21.04	$19.87

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$55,718	$54,266	$53,852	$53,707	$55,464	$163,836	$162,420
Tax-equivalent adjustments:
Loans	553	565	581	598	608	1,699	1,897
Tax-exempt investment securities	1,852	1,868	1,772	1,935	2,012	5,492	6,143
Net interest income (FTE) (1)	58,123	56,699	56,205	56,240	58,084	171,027	170,460
Noninterest income	(11,990)	12,145	10,223	12,281	8,171	10,378	29,452
Nonrecurring income (2)	24,395	—	554	(25)	2,797	24,949	2,239
Total revenue	$70,528	$68,844	$66,982	$68,496	$69,052	$206,354	$202,151

Noninterest expense	$37,534	$39,257	$37,089	$38,159	$36,332	$113,880	$108,978
Pre-tax amortization expense	(172)	(198)	(223)	(249)	(278)	(593)	(922)
Nonrecurring expense (3)	14	(2,090)	(1)	(919)	(219)	(2,077)	(200)
Adjusted noninterest expense	$37,376	$36,969	$36,865	$36,991	$35,835	$111,210	$107,856

Efficiency ratio	54.87%	55.67%	57.04%	56.08%	53.94%	55.84%	55.56%
Efficiency ratio (FTE) (1)	52.99%	53.70%	55.04%	54.00%	51.90%	53.89%	53.35%

Average earning assets	$7,854,552	$7,709,799	$7,958,424	$7,913,371	$7,823,026	$7,840,544	$7,862,245

Net interest margin	2.81%	2.82%	2.74%	2.70%	2.82%	2.79%	2.76%
Net interest margin (FTE) (1)	2.94%	2.95%	2.86%	2.83%	2.95%	2.92%	2.90%

Net interest spread	2.14%	2.15%	2.08%	1.99%	2.10%	2.12%	2.04%
Net interest spread (FTE) (1)	2.26%	2.27%	2.20%	2.12%	2.23%	2.24%	2.18%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include foreclosure expenses, branch closure expenses and other miscellaneous expense, in the periods where applicable.
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